SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT: (DATE OF EARLIEST EVENT REPORTED) : JANUARY 31, 2003

                          COMMISSION FILE NO. 000-33231


                               SRM NETWORKS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



      DELAWARE                                               95-486120
--------------------                                    --------------------
(STATE  OR  OTHER  JURISDICTION  OF         (IRS  EMPLOYER  IDENTIFICATION  NO.)
INCORPORATION  OR  ORGANIZATION)



                1840 BOY SCOUT DRIVE, FORT MYERS, FLORIDA 33907

-------------------------------------------------------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 (239) 278-4111
                     --------------------------------------
                            (ISSUER TELEPHONE NUMBER)


                               HEGIBACHSTRASSE 22
                                  8032 ZURICH
                                  SWITZERLAND
                                  -----------
                                 FORMER ADDRESS

ITEM  1.     CHANGES  IN  CONTROL  OF  THE  REGISTRANT.

      As a result of the acquisition of Hy-Tech Computer Systems, Inc., a Florida corporation ("Hy-Tech"), the control of the Registrant shifted to the former shareholders of Hy-Tech. The following individuals will exercise control of the Registrant.


               Name                             No. of shares                  Percentage
Gary F. McNear Revocable Trust(1)                 3,959,612                       16.5%
Susan M. McNear Revocable Trust(2)                3,959,612                       16.5%
Craig W. Conklin Revocable Trust(3)               3,959,612                       16.5%
Margaret L. Conklin Revocable Trust(4)            3,959,612                       16.5%

(1) Gary F. McNear, the Registrant's new chief executive officer, serves as trustee of the
Gary F. McNear Revocable Trust.
(2) Susan M. McNear is the wife of Gary F. McNear, the Registrant's new chief executive officer, and she serves as trustee of the Susan M. McNear Revocable Trust.
(3) Craig W. Conklin, the Registrant's new president, serves as trustee of the Craig W.
Conklin Revocable Trust.
(4) Margaret L. Conklin is the wife of Craig W. Conklin, the Registrant's new president, and she serves as trustee of the Margaret L. Conklin Revocable Trust.

ITEM  2.   ACQUISITION  OR  DISPOSITION  OF  ASSETS.

     On January 31, 2003, the Registrant acquired 100% of the issued and outstanding shares of Hy-Tech in exchange for 16,000,000 shares of the Registrant's common stock. Following the exchange, there are 24,000,000 shares of the Registrant's common stock outstanding.

BACKGROUND

Hy-Tech Computer Systems, Inc. began operations on November 3, 1992 in Fort Myers, Florida. It is still headquartered in Fort Myers, Florida where it also operates a local Hy-Tech distribution center and a National Distribution operation. Hy-Tech also has sixteen other Hy-Tech computer distribution centers throughout Florida, Alabama, Tennessee, Kentucky and in Madison, Wisconsin and Colorado Springs, Colorado.

In the seventeen local Hy-Tech operations, and National Distribution, Hy-Tech's mission is to supply quality computer systems, components and peripherals to computer professionals in a timely manner with customer service that is unparalleled in the computer industry. At each of these locations, Hy-Tech has the ability to build custom Hy-Tech Brand Systems ranging in size from a simple desktop computer to very complicated and sophisticated servers.

The two main markets in which the company operates are sales to computer resellers and sales to Information Technology Departments, which are in the commercial, government and education fields.

At all of its locations, Hy-Tech distributes quality components and peripherals from such leading computer parts vendors as Intel, Microsoft, IBM, Iomega, Kingston, Symantec, Seagate, AMD, and Logitech to name just a few.

During the ten years the company has been in existence, it has established strong relationships with many of these superb companies. Hy-Tech enjoys Direct OEM status with Microsoft, is an Intel Premier Provider, a Microsoft System Builder Gold Member and Authorized Education Reseller, a Symantec Authorized Education Reseller, and an Iomega Premier Partner to name just a few.

PRODUCTS & SERVICES

Currently, the products Hy-Tech sells can be categorized as follows;

1)     Hy-Tech computer systems - desktops, notebooks and servers;

2)     Computer components and peripherals;

3)     Computer storage products;

4)     Computer operating systems and office software;

5)     Compaq computer systems - desktop and servers;

6)     Computer service; and

7)     Computer warranty work.

The Hy-Tech systems the company manufactures range in size from a simple desktop to very complicated and sophisticated servers. The company estimates that 60% of the revenue from Hy-Tech systems is from the sale of desktop/workstations, 30% is from the sale of servers, with 10% from the sale of notebook computers. Overall, the sale of Hy-Tech systems represents approximately 50% of the company's total revenue.

The company stocks and sells a full line of computer components and peripherals for parts replacement, computer upgrades and to resellers who choose to build there own systems. It also does a great deal of special order sales, product that the company does not routinely stock but will purchase at the request of a customer.

In addition to the standard storage products such as hard drives, ZIP drives, and tape drives, the company is actively involved with the sale and promotion of Iomega's Network Attached Storage (NAS) products. The Storage Area is growing very rapidly and the Iomega product is priced very competitively. Sales of NAS products are forecasted to grow tremendously. Hy-Tech also distributes a PCMCIA Notebook Storage back-up product manufactured by CMS. As the sale of Notebooks increases and the reality that the hard drives in these notebooks need to be backed-up, sales of this product should increase dramatically.

Hy-Tech distributes Microsoft OEM operating systems and Office software products utilizing its System Builder Gold Member status. It sells Microsoft operating systems installed on its Hy-Tech systems utilizing its Direct OEM status. It also sells Microsoft volume licenses on software to commercial and government IT departments. Using its Microsoft Authorized Education Reseller status, the company sells Microsoft software products into the education arena.

Sales of computer components, peripherals, storage products and Microsoft licenses represent approximately 45% of the company's total revenue.

When its customers request a "Tier 1" product, Hy-Tech is also an authorized reseller of workstations and certain Compaq servers. Hy-Tech does service work for its customers both in-house and on-site. While this is a relatively new emphasis by the company, many of the Hy-Tech stores are booking an increasing number of service hours. The company also does warranty work for several of the large third party computer service companies.

Currently, the total revenue generated by Compaq system sales, customer service, and warranty work represents approximately 5% of the company's total revenue.

COMPETITVE SITUATION

The company has different competitors in the two basic markets in which it currently operates - the reseller market and direct to the IT market.

The company's primary competitors for the reseller customers are the national or large regional distribution companies. The main advantages of these competitors are size and price. The advantages Hy-Tech has over these competitors is convenience, immediate availability, product information, and hands-on technical support.

In its direct sales to IT departments, be they in the commercial, government or education fields, Hy-Tech competes primarily with the large computer manufacturers. The large computer manufacturers have the advantage of size and name recognition. They also have the disadvantage of size which are historically weak customer relationships and little or no local presence. The IT departments prefer to work with local sources, who they often view as neighbors and friends, if the local entity can supply quality product at reasonable prices. The company uses, in its systems, only quality components and has the ability to custom build systems to the customer's specifications in a fraction of the time it takes to get the custom built systems from the large computer companies. Often, the technicians in the IT departments come to rely on the expertise of Hy-Tech's technical staff, which is immediately available to them as needed. In emergency situations, Hy-Tech has the ability to custom build and deliver systems to these customers in three to four hours.

When the IT departments require parts rather than systems, Hy-Tech is in competition for this business primarily with on-line computer components suppliers. These companies treat this business as a commodity and compete strictly on price. Again, the benefits of Hy-Tech's local service such as the ability to immediately pick-up components, over-the-counter replacement of defective parts as needed, and hands-on product support allow the company to effectively compete for this business.

Competition in the company's two primary markets is very active, particularly in the past two years when the total size of these markets has decreased. The company believes it has been able to maintain its market share in these markets. The reduction in the company's sales has been primarily the result of a shrinking total market size.

DEPENDENCE ON ONE OR A FEW CUSTOMERS

The company estimates that it currently has approximately 2,000 active customers with no one customer representing more than 5% of its total business. The company's top ten customers represent less than 15% of total sales.

INTELLECTUAL PROPERTY

     Hy-Tech holds no patents, or trademarks. Hy-Tech does hold the appropriate business licenses to operate in each of its locations.

GOVERNMENT AUTHORIZATION

     The only government approvals required for Hy-Tech's operations are local business licenses.

RESEARCH AND DEVELOPMENT

     Hy-Tech has developed two sophisticated web sites for providing technical information to its customers, selling product to its existing customers, and the second site has been developed for selling product to the end user customers that Hy-Tech has not previously targeted. Development costs were $185,000 in 2001, and $335,000 in 2002.

EMPLOYEES

     Hy-Tech currently employs sixty five full-time employees and three part-time employees.

PROPERTY

     Hy-Tech currently leases two buildings from related parties. The building located at 1826 Boy Scout Drive, Fort Myers, FL consists of 4,600 square feet, and Hy-Tech leases it for $3,400.00 monthly. The lease expires December 31, 2006, and Hy-Tech has the option of extending it for five more years with a rent escalation equal to the consumer price index increase over the term of the first lease period. The building located at 1840 Boy Scout Drive, Fort Myers, FL consists of 11,320 square feet, and Hy-Tech leases it for $6,325 monthly. The lease expires December 31, 2004, and Hy-Tech has an option to extend it for five years with a rent escalation equal to the consumer price index increase over the term of the first lease period. Both of these buildings are owned by Lee Coast Enterprises, Inc. Margaret L. Conklin, (wife of Craig Conklin), as trustee, owns 33% of the stock of Lee Coast Enterprises. Susan McNear, (wife of Gary McNear), as trustee, owns 33% of the stock of Lee Coast Enterprises. Gary McNear is President of Lee Coast Enterprises, Inc. Both of these buildings are leased at market rates.

LEGAL PROCEEDINGS

     SunTrust Bank has filed a lawsuit in the circuit court of the twentieth judicial circuit in and for Lee County, Florida, civil division. This lawsuit is against Hy-Tech Computer Systems, Inc., a Florida Corporation, f/k/a Datasys USA, Incorporated, Craig W. Conklin, an individual, Thomas Z. Frosceno, Sr., an individual, and Gary F. McNear, an individual. The lawsuit arises from three promissory notes held by SunTrust. SunTrust is asking for $3,677,603.74 plus interest accrued since November 6, 2002. Hy-Tech is also in default of a provision of the SunTrust loan covenants restricting mergers and acquisitions. It is anticipated that SunTrust will add this default to their lawsuit.

CERTAIN TRANSACTIONS

Bradley Conklin has loaned $52,054.79 to the company, this amount is due on or before December 31, 2003, and is secured by a second mortgage on a building owned by the company. This loan carries interest at six percent per annum. Susan McNear, the wife of Gary McNear our chief executive officer, has loaned the company $28,630.14. This amount is due on or before December 31, 2003, and is secured by a third mortgage on a building owned by the company. This loan bears interest at six percent per annum. Margaret Conklin, the wife of Craig Conklin our president, has loaned the company $23,424.66. This amount is due on or before December 31, 2003, and is secured by a fourth mortgage on a building owned by the company. This loan carries interest at six percent per annum.
Gary McNear, our chief executive officer has loaned the company $124,369.86. This loan is unsecured and carries interest at six percent per annum, and is due May 31, 2003. Craig W. Conklin, our president, has loaned the company $122,520.55. These loans are all from officers of the company, or relatives of officers of the company, and the total amount of these loans is $353,000.

ITEM  5.   OTHER  EVENTS.

As a result of the acquisition of Hy-Tech and the change in focus of the Registrant's business, the Registrant is changing its name from SRM Networks, Inc. to Hy-Tech Technology Group, Inc. and expects to trade under a new stock symbol shortly. In addition, the former directors and officers of SRM Networks, Inc. resigned and the directors and officers of Hy-Tech have become the directors and officers of the Registrant. The new directors and officers are as follows: Gary F. McNear-Chief Executive Officer and Director; and Craig W. Conklin-President and Director.


ITEM  7.   FINANCIAL  STATEMENTS  AND  EXHIBITS.

Financial  Statements  of  Hy-Tech  Computer  Systems,  Inc.

     (a)     Financial  Statements  of  Businesses  Acquired  To  Be  Provided

b)  Pro  Forma  Financial  Information     To  Be  Provided

c)  Exhibits:

     2.1  Exchange  Agreement


                                   Signatures

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


SRM  NETWORKS,  INC.

February  4,  2003
/s/  Gary  F.  McNear
---------------------
 Gary  F.  McNear
Chief  Executive  Officer